Exhibit 99.12

AUDIT COMMITTEE CHARTER

December 19, 2008

This Charter governs the operations of the Audit Committee of the Board of Directors of Headwaters Incorporated (the “Corporation”).

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors. Each member of the Audit Committee shall meet the objective test of “independence” which has been established by the Board of Directors or, in the absence of such test, the Board of Directors shall make an individual determination that such director is independent within the meaning of any applicable laws, including the rules and regulations promulgated thereunder, or any listing standard or rule established by the New York Stock Exchange (“NYSE”) and applicable to the Committee, provided that the exemptions from the independence requirements set forth in such rules and regulations shall also be applicable to members of the Audit Committee. Each member of the Audit Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE or the SEC and applicable to the Committee.

The members of the Audit Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. The members of the Audit Committee may be removed, without cause, by the affirmative vote of the majority of the Board of Directors at any time. Any member of the Audit Committee may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

The Board of Directors shall endeavor to appoint at least one member to the Committee who is a “financial expert” as such term may be defined from time to time by the SEC.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in overseeing the integrity of the Corporation’s financial statements, disclosure controls and procedures, the systems of internal accounting and financial controls, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of the independent auditors, the performance of the Corporation’s internal audit functions and independent auditors, and the quarterly reviews and annual independent audit of the Corporation’s financial statements.

The independent auditor for the Corporation is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

Annual Performance Evaluation

The Audit Committee shall conduct an annual self-evaluation of the Audit Committee’s performance.

Responsibility and Processes

The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws. These are the responsibilities of management, the internal auditor, and the independent auditor.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

1. Annually, the Audit Committee shall recommend to the Board of Directors the selection of the Corporation’s independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought.

2. The Audit Committee shall discuss with the internal auditors and independent auditor the overall scope and plans for their respective audit examinations. The Audit Committee shall be responsible for the compensation, retention, and oversight of the work of the independent auditor (including resolution of any disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Corporation.

3. The Audit Committee shall have the sole authority to review in advance and grant any appropriate pre-approvals of all audit services to be provided to the Corporation and its subsidiaries by the independent auditors and all permitted non-audit services (including the fees and other terms of engagement) and, if desired, establish policies and procedures for review and pre-approval by the Corporation of such services.

4. The Audit Committee shall ensure that the independent auditor submits annually a formal written statement delineating all relationships between the independent auditor and the Corporation. The Audit Committee is responsible for engaging in a dialogue with the independent auditor with respect to such disclosed relationships that may impact the objectivity and independence of the independent auditor and recommending that the Board of Directors take appropriate action to satisfy itself of the independent auditor’s independence.

5. The Audit Committee shall establish policies and procedures for the engagement of the independent auditor to provide non-audit services, and consider whether the independent auditor’s performance of any non-audit services is compatible with the independent auditor’s independence.

6. The Audit Committee shall obtain and review at least annually a report by the independent auditor describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

7. The Audit Committee should review the auditor’s qualifications, performance, and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and the Corporation’s internal auditors. (In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.) The Audit Committee should present its conclusions with respect to the independent auditor to the Board of Directors of the Corporation.

8. The Audit Committee shall discuss with management, the internal auditors, and the independent auditor the adequacy and effectiveness of the Corporation’s internal controls, accounting and financial records, and the system for monitoring and managing business risk and legal compliance. Further, the Audit Committee shall meet separately with the independent auditor, with and without management present, to discuss the results of their examinations.

9. The Audit Committee shall review and discuss with the independent auditors the matters required to be discussed by the current auditing standards relating to the conduct of the audit and significant findings from the audit, including the auditor’s view about qualitative aspects of the Company’s significant accounting practices.

10. The Audit Committee shall review with management, the internal auditors, and the independent auditor the financial statements, including reviewing the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to be included in the Corporation’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting. The review shall also include a discussion of the reasonableness of judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosures. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditor under the current generally accepted auditing standards.

11. Based on its review and discussions with management and the independent auditors, the Audit Committee shall recommend to the Board of Directors whether the financial statements, including the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, should be included in the Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

12. As a whole, or through the Chair, the Audit Committee shall review the impact on the financial statements of significant events, transactions, or changes in accounting principles or estimates which potentially affect the quality of the financial reporting with management and the independent auditor prior to the filing of the Corporation’s Reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filing.

13. Management and the independent auditor shall discuss with the Audit Committee significant changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor or management.

14. The Audit Committee shall review and reassess this Charter annually and recommend any appropriate changes to the Board of Directors.

15. The Audit Committee shall discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

16. The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

17. The Audit Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

18. The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

19. The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters. The Audit Committee shall also establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

21. The Audit Committee shall review with the independent auditor any audit problems or difficulties, and management’s response. The scope of review should include any restrictions on the scope of the independent auditor’s activities or access to requested information, and any significant disagreement that is brought to its attention, after inquiry, among management and the independent auditor or internal auditor in connection with the preparation of the Corporation’s financial statements. The Audit Committee should encourage both management and the independent auditor to communicate openly with the Audit Committee regarding such disagreements. In addition, the Audit Committee shall review with management and the independent auditor any pending or threatened action by regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall also have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Delegation to Subcommittee

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as are provided in the resolutions of the Audit Committee, except to the extent such delegation is limited by applicable law or listing standard. The actions of such subcommittee shall be presented to the full Audit Committee at the next scheduled Audit Committee meeting.

Reports

1. The Audit Committee shall prepare or cause the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the Corporation’s annual proxy statement.

2. The Committee shall submit any recommendations for changes to the Audit Committee Charter to the full Board of Directors for approval.

3. The Audit Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided

In adopting this Audit Committee Charter, the Board of Directors acknowledges that the Audit Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary.

5